Exhibit 23.1

CONSENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 11, 2007, which appears on page F-1 of the Annual Report on Form 10-KSB of Inhibiton Therapeutics, Inc. for the year ended January 31, 2007, and to the reference to our Firm under the caption “Experts” in the prospectus.

/S/ CORDOVANO AND HONECK LLP

Englewood, Colorado
December 21, 2007